UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2023

Ovid Therapeutics Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38085	46-5270895
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

441 Ninth Avenue 14th Floor
New York, New York		10001
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 646 661-7661

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	OVID	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 17, 2023, Ovid Therapeutics Inc. (the “Company”) entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with Ligand Pharmaceuticals Incorporated (“Ligand”) for the sale to Ligand of the following (the “Purchased Assets”):

(i) 13% of the up to $660.0 million in regulatory and commercial milestone payments the Company is eligible to receive under the Company’s Royalty, License and Termination Agreement, dated March 2, 2021, with Takeda Pharmaceutical Company Limited (the “RLT Agreement”), if soticlestat achieves regulatory approval and is successfully commercialized; and

(ii) 13% of the tiered royalty payments owed to the Company under the RLT Agreement on net sales of soticlestat, which range from the low double-digits up to 20%, subject to standard reductions in certain circumstances.

In consideration for the sale of the Purchased Assets, Ligand paid the Company $30 million, less $100,000 of reimbursable expenses on the closing date.

The Company retains ownership of an 87% interest in such regulatory and commercial milestone payments and royalty payments. The Purchase Agreement contains customary representations, warranties and agreements by the Company and Ligand, indemnification obligations of the parties and certain other obligations of the parties.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which will be filed, with confidential terms redacted, as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

The foregoing summary of the RLT Agreement is qualified in its entirety by reference to the full text of the RLT Agreement, a copy of which was filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the period ending March 31, 2021.

Item 7.01 Regulation FD Disclosure.

On October 18, 2023, the Company issued a press release announcing its entry into the Purchase Agreement, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information in this Item 7.01 to this Current Report on Form 8-K, and in Exhibit 99.1 furnished herewith, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing

Item 8.01 Other Events.

In connection with its entry into the Purchase Agreement, Ovid anticipates that its cash runway is expected to last into 2026 and enable the expansion of its clinical programs.

This report contains forward-looking statements, including, but not limited to, statements related to the Company’s clinical and regulatory development plans for its product candidates and expectations regarding the Company’s cash runway. Such forward-looking statements involve substantial risks and uncertainties that could cause the Company’s research and clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, uncertainties inherent in the preclinical and clinical development and regulatory approval processes, risks related to Ovid’s ability to achieve its financial objectives, the risk that Ovid may not be able to realize the intended benefits of its technology or its business strategy, or risks related to Ovid’s ability to identify business development targets or strategic partners, to enter into strategic transactions on favorable terms, or to consummate and realize the benefits of any business development transactions. The Company undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see the Company’s most recent Quarterly Report on Form 10-Q filed on August 4, 2023 and any subsequent current and periodic reports filed with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit.

	Exhibit No.	Description of Exhibit
99.1		Press Release dated October 18, 2023
104		Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ovid Therapeutics Inc.

Date:	October 18, 2023	By:	/s/ Thomas M. Perone
Thomas M. Perone General Counsel & Corporate Secretary